News Release

FOR ADDITIONAL INFORMATION:
Media Relations:	Investor Relations:
Jim Vitak	Dean Doza
(614) 790-3715	(859) 815-4454
jevitak@ashland.com	lddoza@ashland.com

FOR IMMEDIATE RELEASE
July 25, 2007

Ashland Inc. reports sharp increase
in fiscal third-quarter earnings per share

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today announced preliminary* income from continuing operations, after taxes, of $86 million, or $1.35 per share, for the quarter ended June 30, 2007, the third quarter of Ashland’s fiscal year. This compares with income from continuing operations of $42 million, or 59 cents per share, in the same prior-year quarter. Net income for the June 2007 quarter was $100 million, or $1.58 per share, as compared with $93 million, or $1.29 per share, in the year-ago quarter. Net income for both periods included income from discontinued operations.
For the June 2007 quarter, discontinued operations included a net favorable adjustment to asbestos reserves and related insurance receivables of $16 million, resulting from Ashland’s ongoing assessment of these matters. In the year-ago June quarter, discontinued operations included income of $51 million from the operating results of the company’s former Ashland Paving And Construction, Inc. (APAC) subsidiary, which was sold in August 2006.
Operating income, before taxes, for the June 2007 quarter totaled $91 million, which includes a favorable adjustment of $10.8 million related to lower than expected pension and other benefit costs. Operating income for the quarter also benefited from an adjustment of $7.0 million to environmental reserves, reflecting both updated estimates of future costs for identified sites and improvements to the environmental remediation assessment process.
For the June 2006 quarter, operating income was $47 million and included a $7.6 million currency hedge gain related to an acquisition by Ashland Water Technologies, $12.1 million of APAC costs that were retained within continuing operations as required by GAAP, and an unfavorable adjustment to environmental reserves of $7.1 million.
Operating income totaled $73 million for the June 2007 quarter, excluding the environmental reserve and employee benefit adjustments of $18 million, as compared with operating income of $58 million for the 2006 quarter, which excludes $11 million of unfavorable adjustments previously mentioned. Ashland believes the use of these adjusted operating incomes is appropriate to enhance understanding of its current and future performance. (See page 5 of Ashland’s financial tables following the text of this release for a presentation of selected operating income components.)
Net interest and other financing income for both the June 2007 and 2006 quarters amounted to $9 million. Income taxes for the June 2007 quarter of $15 million compare with $14 million in the prior-year quarter. The effective tax rate was 15 percent for the 2007 quarter versus 25 percent for the 2006 quarter. The lower effective tax rate for the 2007 quarter reflects both updated estimates of taxable income for the full year and favorable developments with respect to settlements of certain tax matters. For the fourth fiscal quarter, Ashland estimates an effective tax rate of about 21 percent and for the full year, 23 percent.
“Our quarterly results continued to be driven by the strong performance of Valvoline,” said James J. O’Brien, chairman and chief executive officer. “Ashland Performance Materials produced its second-best quarterly operating income ever, exceeded only by the all-time record set in last year’s third quarter. Water Technologies achieved better quarter-versus-quarter operating performance, excluding the currency hedge gain recorded in the June 2006 quarter. Ashland Distribution continued to experience unfavorable market conditions, while realigning its plastics supplier base, resulting in lower operating income.”
Performance Materials earned operating income of $33.3 million for the June 2007 quarter, 19 percent below the record $40.9 million earned in the prior-year June quarter. Growth in international business partially offset the weakness in Performance Materials’ key North American markets. While volume was flat as compared with the June 2006 quarter, revenue of $400 million increased 8 percent. Excluding acquisitions, volume declined 2 percent and revenue grew 5 percent.
Distribution’s operating income declined to $11.6 million for the June 2007 quarter as compared with $30.1 million in the same year-ago quarter. Gross profit as a percent of sales declined to 7.1 percent from 9.3 percent in the prior-year quarter. Distribution’s performance reflects the weak U.S. manufacturing economy, rapid cost increases in commodity chemicals, and the impact of the termination of a significant North American plastics-supply contract in the March 2007 quarter. Revenue decreased 2 percent from $1,050 million in the June 2006 quarter to $1,026 million in the 2007 quarter, and volume declined 2 percent.
Valvoline achieved third-quarter operating income of $27.9 million as compared with an operating loss of $9.7 million in the year-ago quarter. Revenue of $407 million increased 11 percent over the June 2006 quarter. While lubricant volume declined 4 percent, the decline was primarily in Valvoline’s lower-margin private-label business. Overall, due to a more stable base-oil-cost environment, margin improvement enabled Valvoline to record its best third quarter since 1997. Margins as a percent of sales, however, remain below historical levels. Finally, improved results from the Valvoline Instant Oil Change® business versus the prior-year third quarter also contributed to Valvoline’s strong performance.
Water Technologies reported operating income of $6.0 million for the June 2007 quarter as compared with $8.9 million in the prior-year quarter. Operating income in the 2006 quarter includes the $7.6 million currency hedge gain on the acquisition of the Environmental and Process Solutions (E&PS) business. Excluding this gain, operating results in 2007 benefited from increased earnings in each of the Water Technologies businesses. Revenue increased from $113 million in the June 2006 quarter to $201 million for the 2007 quarter, reflecting the addition of the E&PS business.
Commenting on the outlook for the remainder of the fiscal year, O’Brien said, “We expect Valvoline to report record operating income for the full year. However, recent increases in base-lube-stock costs will likely temper Valvoline’s results in the fourth quarter.
“Performance Materials’ results for 2007, as we’ve previously stated, will likely reflect continued weakness in the North American automotive, marine and residential housing markets and the resultant margin pressure. That said, Performance Materials should end the year roughly in line with the prior year’s fourth quarter.
“Distribution’s fourth-quarter performance should continue to reflect the margin challenges presented by the weak North American manufacturing economy, and to a lesser extent, the plastics supply realignment. Under current conditions, we expect Distribution to produce operating income closer to that of the third quarter as opposed to the September 2006 quarter. Our work to transition customers to new plastics manufacturers has resulted in some initial successes, and we are confident we will replace additional volume over time.
“During the final quarter of fiscal 2007, Water Technologies should see operating income approximate that earned in the 2007 third quarter. Implementation of the redesigned business model has begun, and we are optimistic that the Water Technologies business will continue to improve.”
Today at 8:30 a.m. (EDT), Ashland will provide a live webcast of its third-quarter conference call with securities analysts. The webcast will be accessible through Ashland’s website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at www.ashland.com/investors.
Ashland Inc. (NYSE: ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 500 company, it operates through four divisions: Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.
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® Registered trademark, Ashland

FORTUNE 500 is a registered trademark of Time Inc.

* Preliminary Results
Financial results are preliminary until Ashland’s quarterly report on Form 10-Q is filed with the U.S. Securities and Exchange Commission.

Forward-Looking Statements
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland’s operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland’s Form 10-K for the fiscal year ended Sept. 30, 2006. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

Ashland Inc. and Consolidated Subsidiaries
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)
	Three months ended		Nine months ended
	June 30		June 30
	2007	2006	2007	2006
REVENUES
Sales and operating revenues	$1,983	$1,853	$5,700	$5,325
Equity income	5	3	12	8
Other income	5	6	19	19
	1,993	1,862	5,731	5,352
COSTS AND EXPENSES
Cost of sales and operating expenses	1,643	1,538	4,707	4,419
Selling, general and administrative expenses (a)	259	277	834	792
	1,902	1,815	5,541	5,211
OPERATING INCOME	91	47	190	141
Gain (loss) on the MAP Transaction (b)	1	-	(3)	(2)
Net interest and other financing income	9	9	34	29
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	101	56	221	168
Income taxes	(15)	(14)	(52)	(42)
INCOME FROM CONTINUING OPERATIONS	86	42	169	126
Income from discontinued operations (net of income taxes) (c)	14	51	29	81
NET INCOME	$100	$93	$198	$207

DILUTED EARNINGS PER SHARE
Income from continuing operations	$1.35	$.59	$2.64	$1.75
Income from discontinued operations	.23	.70	.45	1.11
Net income	$1.58	$1.29	$3.09	$2.86

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS	63	72	64	72

SALES AND OPERATING REVENUES
Performance Materials	$400	$370	$1,142	$1,068
Distribution	1,026	1,050	2,982	3,046
Valvoline	407	366	1,141	1,030
Water Technologies	201	113	569	310
Intersegment sales	(51)	(46)	(134)	(129)
	$1,983	$1,853	$5,700	$5,325
OPERATING INCOME
Performance Materials	$33	$41	$81	$94
Distribution	12	30	46	95
Valvoline	28	(10)	68	(6)
Water Technologies	6	9	18	9
Unallocated and other (a) (d)	12	(23)	(23)	(51)
	$91	$47	$190	$141

(a)	The nine months ended June 30, 2007 includes a $25 million charge for costs associated with Ashland's voluntary severance offer.
(b)
“MAP Transaction” refers to the June 30, 2005 transfer of Ashland’s 38% interest in Marathon Ashland Petroleum LLC (MAP) and two other businesses to Marathon Oil Corporation. The gain (loss) for the periods presented reflects adjustments in the recorded receivable for future estimated tax deductions related primarily to environmental and other postretirement liabilities.

(c)
The three and nine months ended June 30, 2007 includes after-tax income of $16 million and $34 million, respectively, from the increase of Ashland's asbestos insurance receivable. The prior periods primarily include after-tax operating results of APAC (excluding previously allocated corporate costs - see note (d) below) as a result of APAC's sale to Oldcastle Materials, Inc. in August 2006 for approximately $1.3 billion.

(d)
Includes corporate costs classified within the selling, general and administrative expense caption previously allocated to APAC of $12 million for the three months ended June 30, 2006 and $34 million for the nine months ended June 30, 2006.

Ashland Inc. and Consolidated Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)
	June 30
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$848	$363
Available-for-sale securities	141	621
Accounts receivable	1,466	1,394
Inventories	587	519
Deferred income taxes	78	83
Other current assets	72	58
Current assets of discontinued operations	-	579
	3,192	3,617

Investments and other assets
Goodwill and other intangibles	373	300
Asbestos insurance receivable (noncurrent portion)	460	446
Deferred income taxes	181	237
Other noncurrent assets	437	442
Noncurrent assets of discontinued operations	-	956
	1,451	2,381

Property, plant and equipment
Cost	2,074	1,998
Accumulated depreciation and amortization	(1,105)	(1,063)
	969	935

	$5,612	$6,933

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$5	$18
Trade and other payables	1,138	1,159
Income taxes	4	48
Current liabilities of discontinued operations	-	261
	1,147	1,486

Noncurrent liabilities
Long-term debt (less current portion)	65	70
Employee benefit obligations	294	417
Asbestos litigation reserve (noncurrent portion)	567	592
Other long-term liabilities and deferred credits	501	470
Noncurrent liabilities of discontinued operations	-	97
	1,427	1,646

Stockholders’ equity	3,038	3,801

	$5,612	$6,933

Ashland Inc. and Consolidated Subsidiaries
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Nine months ended
	June 30
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$198	$207
Income from discontinued operations (net of income taxes)	(29)	(81)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	83	80
Deferred income taxes	15	(5)
Equity income from affiliates	(12)	(8)
Distributions from equity affiliates	8	5
Loss on the MAP Transaction	3	2
Change in operating assets and liabilities (a)	(258)	(213)
	8	(13)
CASH FLOWS FROM FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of common stock	17	17
Excess tax benefits related to share-based payments	8	6
Repayment of long-term debt	(12)	(7)
Repurchase of common stock	(288)	(138)
Cash dividends paid	(726)	(59)
	(1,001)	(181)
CASH FLOWS FROM INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(102)	(114)
Purchase of operations - net of cash acquired	(73)	(177)
Proceeds from sale of operations	1	-
Purchases of available-for-sale securities	(357)	(645)
Proceeds from sales and maturities of available-for-sale securities	566	437
Other - net	20	7
	55	(492)
CASH USED BY CONTINUING OPERATIONS	(938)	(686)
Cash (used) provided by discontinued operations
Operating cash flows	(5)	123
Investing cash flows	(29)	(59)
DECREASE IN CASH AND CASH EQUIVALENTS	$(972)	$(622)

DEPRECIATION AND AMORTIZATION
Performance Materials	$25	$22
Distribution	15	16
Valvoline	23	21
Water Technologies	8	10
Unallocated and other	12	11
	$83	$80
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Performance Materials	$36	$31
Distribution	19	26
Valvoline	16	27
Water Technologies	16	16
Unallocated and other	15	14
	$102	$114

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)

	Three months ended June 30		Nine months ended June 30
	2007	2006	2007	2006

PERFORMANCE MATERIALS (a)
Sales per shipping day	$6.3	$5.9	$6.1	$5.7
Pounds sold per shipping day	5.1	5.1	4.9	5.0
Gross profit as a percent of sales	21.9%	25.0%	21.2%	23.2%
DISTRIBUTION (a)
Sales per shipping day	$16.3	$16.7	$15.9	$16.2
Pounds sold per shipping day	20.1	20.6	19.6	20.5
Gross profit as a percent of sales	7.1%	9.3%	8.2%	9.7%
VALVOLINE (a)
Lubricant sales (gallons)	43.4	45.1	123.8	127.8
Premium lubricants (percent of U.S. branded volumes)	24.4%	22.4%	23.2%	23.2%
Gross profit as a percent of sales	25.1%	20.2%	24.8%	21.4%
WATER TECHNOLOGIES (a)
Sales per shipping day	$3.2	$1.8	$3.0	$1.6
Gross profit as a percent of sales	38.2%	45.5%	39.1%	47.0%

(a)	Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.

Ashland Inc. and Consolidated Subsidiaries
COMPONENTS OF OPERATING INCOME
(In millions - preliminary and unaudited)

	Three Months Ended June 30, 2007
	Performance			Water	Unallocated
	Materials	Distribution	Valvoline	Technologies	& Other	Total
OPERATING INCOME
Environmental reserve adjustment	$(0.4)	$(2.3)	$(0.3)	$(0.1)	$10.1	$7.0
Employee benefit adjustment	2.1	2.3	1.4	0.7	4.3	10.8
All other operating income	31.6	11.6	26.8	5.4	(2.5)	72.9
	$33.3	$11.6	$27.9	$6.0	$11.9	$90.7

	Three Months Ended June 30, 2006
	Performance			Water	Unallocated
	Materials	Distribution	Valvoline	Technologies	& Other	Total
OPERATING INCOME
Environmental reserve adjustment	$(1.2)	$(1.5)	$-	$(0.3)	$(4.1)	$(7.1)
Employee benefit adjustment	0.2	0.2	0.1	-	0.1	0.6
Acquisition hedge	-	-	-	7.6	-	7.6
Corporate costs previously charged to APAC	-	-	-	-	(12.1)	(12.1)
All other operating income	41.9	31.4	(9.8)	1.6	(7.2)	57.9
	$40.9	$30.1	$(9.7)	$8.9	$(23.3)	$46.9